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As filed with the Securities and Exchange Commission on September 29, 1998.
                                                 Registration No. 333-51785
___________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                ___________

                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                 FORM S-4
                           REGISTRATION STATEMENT
                                  UNDER
                         THE SECURITIES ACT OF 1933
                                ___________

                            GIANT INDUSTRIES, INC.
                        23733 NORTH SCOTTSDALE ROAD
                         SCOTTSDALE, ARIZONA 85255
                              (602) 585-8888
         (Exact name, address and telephone number of registrant)

             DELAWARE                             86-0642718
     (State of incorporation)                   (IRS Employer
                                            Identification Number)
                                2911,5541
                       (Primary Standard Industrial
                       Classification Code Numbers)
                                ___________

                                MORGAN GUST
               VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            GIANT INDUSTRIES, INC.
                         23733 NORTH SCOTTSDALE ROAD
                          SCOTTSDALE, ARIZONA 85255
                              (602) 585-8888
        (Name, address and telephone number of agent for service)
                                ___________

     WITH A COPY TO:                       WITH A COPY TO:
     KAREN CIUPAK MCCONNELL                ROSS CLAYTON MULFORD
     W. T. EGGLESTON, JR.                  HUGHES & LUCE, LLP
     FENNEMORE CRAIG, P.C.                 2800 BANK ONE CENTER
     3003 NORTH CENTRAL AVENUE             1717 MAIN STREET
     SUITE 2600                            DALLAS, TEXAS 75201
     PHOENIX, ARIZONA 85012-2913           (214) 939-5500
     (602) 916-5000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
None   Securities covered by this Registration Statement are being removed from registration.
                                ___________

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]________________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________
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                        REMOVAL FROM REGISTRATION

     Giant Industries, Inc., a Delaware corporation (the "Company"), hereby removes from registration all 11,050,000 shares of its Common Stock, $.01 par value, previously registered by its Registration Statement (No. 333-51785). The Company is removing these shares from registration because its proposed merger with Holly Corporation ("Holly") pursuant to an Agreement and Plan of Merger between the Company and Holly dated April 14, 1998 has been terminated by mutual agreement of the Company and Holly. No shares of the Company's common stock have been issued or sold under the Registration Statement.
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                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on September 25, 1998.

                                GIANT INDUSTRIES, INC.

                                /s/ James E. Acridge
                                ____________________________________
                                          James E. Acridge,
                                  Chairman of the Board, President,
                                Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 25, 1998.

                                                 TITLE

/s/ James E. Acridge         Chairman of the Board, President, Chief
_________________________    Executive Officer and Director
James E. Acridge             (Principal Executive Officer)

           *                 Executive Vice President, Chief Operating
_________________________    Officer and Director
Fredric L. Holliger

/s/ Mark B. Cox              Treasurer and Assistant Secretary
_________________________    (Principal Financial Officer)

/s/ Gary R. Dalke            Controller and Assistant Secretary
_________________________    (Principal Accounting Officer)
Gary R. Dalke

           *                 Director
_________________________
Anthony J. Bernitsky

           *                 Director
_________________________
F. Michael Geddes

                             Director
_________________________
Richard T. Kalen, Jr.

           *                 Director
_________________________
Harry S. Howard, Jr.

*/s/ James E. Acridge
_________________________
James E. Acridge
Attorney-in-Fact